EXHIBIT 99.1

Norwegian Cruise Line Holdings Announces Order for Next Generation of Ships for Norwegian Cruise Line

Company Contracts with Fincantieri S.p.A. to Build Four New Ships with Option for Additional Two

MIAMI, Feb. 16, 2017 (GLOBE NEWSWIRE) -- Norwegian Cruise Line Holdings Ltd. (Nasdaq:NCLH) (together with NCL Corporation Ltd., “Norwegian Cruise Line Holdings”, “Norwegian” or the “Company”) today announced it has reached an agreement with Fincantieri S.p.A. to construct the next generation of extraordinary ships for its Norwegian Cruise Line brand.  Four ships are on order for delivery in 2022, 2023, 2024 and 2025, with an option for two additional ships to be delivered in 2026 and 2027.

The four 140,000 gross ton ships will each accommodate approximately 3,300 guests.  The new class of ships will build upon the highly successful offering of freedom and flexibility found on the brand’s most recent Breakaway-Plus Class ships and feature a host of innovative designs that will further elevate its already award-winning guest experience.  A priority of the prototype design is energy efficiency, with the aim of optimizing fuel consumption and reducing the impact on the environment.  Details on the ships’ many innovative guest facing and first at sea features will be announced at a later date.

“This new class of ships will continue Norwegian Cruise Line brand’s legacy of introducing meaningful innovation to the cruise industry,” said Frank Del Rio, president and chief executive officer of Norwegian Cruise Line Holdings Ltd.  “This order continues to highlight our disciplined newbuild program, extends our growth trajectory well into the future, enhances our already attractive earnings profile, and drives expected long-term returns for our shareholders.”

“For the past 50 years, Norwegian Cruise Line has been focused on offering our guests the very best in cruising,” said Andy Stuart, president and chief executive officer of Norwegian Cruise Line.  “It is with great excitement that we look ahead to our next 50 years, which includes this next generation of ships that will offer guests the innovative experiences that have come to define the Norwegian Cruise Line brand.”

“We are extremely excited to collaborate with Norwegian Cruise Line and this partnership allows us to include a new prestigious client in Fincantieri’s portfolio,” said Giuseppe Bono, CEO of Fincantieri S.p.A. “We are very proud of the innovative design of these ships and recognize the various stakeholders of the export chain who have contributed decisively to achieving this goal. The significant value of the order will provide substantial economic benefits by extending the employment horizon of our shipyards, and we are honored to support the growth of our country’s economy.”

The contract price for each of the four vessels is approximately €800 million per ship.  The Company has obtained export credit financing with favorable terms to fund 80 percent of the contract price of each ship delivered through 2025, subject to certain conditions.

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (Nasdaq:NCLH) is a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands.

With a combined fleet of 24 ships with approximately 46,500 berths, these brands offer itineraries to more than 510 destinations worldwide. The Company will introduce eight additional ships through 2025, and has the option to introduce two additional ships for delivery in 2026 and 2027.

Norwegian Cruise Line is an innovator in cruise travel with a 50-year history of breaking the boundaries of traditional cruising, most notably with the introduction of "Freestyle Cruising," which revolutionized the industry by giving guests more freedom and flexibility to design their ideal cruise vacation on their schedule. Today, Norwegian invites guests to enjoy a relaxed, resort style cruise vacation on some of the newest and most contemporary ships at sea with a wide variety of accommodation options, including The Haven by NorwegianTM, a luxury enclave with suites, private pools and dining, concierge service and personal butlers. Oceania Cruises offers an unrivaled vacation experience renowned for the finest cuisine at sea and destination-rich itineraries that span the globe. Expertly crafted voyages aboard designer-inspired, intimate ships call on ports across Europe, Asia, Africa, Australia, New Zealand, the South Pacific and the Americas. Celebrating its 25th anniversary in 2017, Regent Seven Seas Cruises offers the industry’s most inclusive luxury experience aboard its all-suite fleet. A voyage with Regent Seven Seas Cruises includes round-trip air, highly personalized service, exquisite cuisine, fine wines and spirits, unlimited internet access, sightseeing excursions in every port, gratuities, ground transfers, a pre-cruise hotel package for guests staying in concierge-level suites and higher and beginning in summer 2017, business class air will be provided for all roundtrip air originating from the U.S. and Canada.

About Norwegian Cruise Line

Norwegian Cruise Line is the innovator in cruise travel with a 50-year history of breaking the boundaries of traditional cruising.  Most notably, Norwegian revolutionized the cruise industry by offering guests the freedom and flexibility to design their ideal cruise vacation on their schedule. Today, Norwegian invites guests to “Feel Free” to explore the world on one of 14 purpose-built ships, providing guests the opportunity to enjoy a relaxed, resort style cruise vacation on some of the newest and most contemporary ships at sea.

Recently, the line was named “Europe’s Leading Cruise Line” for the ninth consecutive year, as well as “Caribbean’s Leading Cruise Line” for the third time and “World’s Leading Large Ship Cruise Line” for the fifth straight year by the World Travel Awards.

For further information on Norwegian Cruise Line visit www.ncl.com; contact us in the U.S. and Canada at 888-NCL-CRUISE (625-2784); or follow us on the following social channels for the latest company news & exclusive content: Facebook, Instagram and Youtube: @NorwegianCruiseLine; Twitter, Periscope and Snapchat: @CruiseNorwegian; and WeChat: @gonclcn. High resolution, downloadable images are available at www.ncl.com/media-center.

About Fincantieri S.p.A.

Fincantieri is one of the world’s largest shipbuilding groups and number one by diversification and innovation. It is leader in cruise ship design and construction and a reference player in all high-tech shipbuilding industry’s sectors, from naval to offshore vessels, from high-complexity special vessels and ferries to mega-yachts, ship repairs and conversions, systems and components production and after-sales services.

Headquartered in Trieste (Italy), the Group has built more than 7,000 vessels in over 230 years of maritime history. With almost 19,000 employees, of whom more than 7,800 in Italy, 20 shipyards in 4 continents, today Fincantieri is the leading Western shipbuilder. It has among its clients the major cruise operators, the Italian and the U.S. Navy, in addition to several foreign navies, and it is partner of some of the main European defense companies within supranational programmes.
www.fincantieri.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release constitute forward-looking statements within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this release, including, without limitation, those regarding details and expectations for our newbuild program and expected financing, our business strategy, financial position, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities), are forward-looking statements. Many, but not all, of these statements can be found by looking for words like "expect," "anticipate," "goal," "project," "plan," "believe," "seek," "will," "may," "forecast," "estimate," "intend," "future," and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; the risks and increased costs associated with operating internationally; an impairment of our tradenames or goodwill which could adversely affect our financial condition and operating results; our efforts to expand our business into new markets; adverse events impacting the security of travel, such as terrorist acts, acts of piracy, armed conflict and threats thereof and other international events; breaches in data security or other disturbances to our information technology and other networks; the spread of epidemics and viral outbreaks; adverse incidents involving cruise ships; changes in fuel prices and/or other cruise operating costs;  our hedging strategies; our inability to obtain adequate insurance coverage; our substantial indebtedness, including the ability to raise additional capital to fund our operations, and to generate the necessary amount of cash to service our existing debt; restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business; the significant portion of our assets pledged as collateral under our existing debt agreements and the ability of our creditors to accelerate the repayment of our indebtedness; our ability to incur significantly more debt despite our substantial existing indebtedness; volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; fluctuations in foreign currency exchange rates; our inability to recruit or retain qualified personnel or the loss of key personnel; future changes relating to how external distribution channels sell and market our cruises; our reliance on third parties to provide hotel management services to certain ships and certain other services; delays in our shipbuilding program and ship repairs, maintenance and refurbishments; and other factors set forth under "Risk Factors" in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and subsequent filings by the Company with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations Contact
Andrea DeMarco
(305) 468-2339
InvestorRelations@nclcorp.com

Media Contact
Vanessa Picariello
(305) 436-4713
PublicRelations@ncl.com